Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of Home Bancorp Inc. of our report dated March 9, 2021, relating to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting of Home Bancorp, Inc., which appear in Home Bancorp Inc’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/Wipfli LLP

Atlanta, Georgia
September 28, 2021